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                                                                    EXHIBIT 10.2


SPECIFIC CO-OPERATION AND DEVELOPMENT AGREEMENT


Dated:                November 8, 2000

Between                              (3044016 NOVA SCOTIA COMPANY)
                                     ("OZ")

                                                    and

                                     ERICSSON CANADA INC.
                                     ("ERICSSON")

1.       BACKGROUND

         1.1. This Specific Co-operation and Development Agreement ("SCDA") is an agreement under the General Co-operation and Development Agreement (the "GCDA") between an affiliate of ERICSSON, ERICSSON Telecom AB, and an affiliate of OZ, OZ.COM, entered into on November 1, 2000. Except to the extent inconsistent with the terms of this SCDA, the terms set out in the GCDA will form an integral part of this SCDA. It sets forth the terms and conditions under which:

                  1.1.1. OZ would perform DEVELOPMENT WORK and render other consulting services for ERICSSON. For purposes of this SCDA, "DEVELOPMENT WORK" will include all "DEVELOPMENT WORK", as contemplated by the GCDA, consulting work, and similar services.

                  1.1.2. ERICSSON would offer assistance to OZ in performing DEVELOPMENT WORK and other activities ("ERICSSON SUPPORT WORK"). For purposes of this SCDA, the DEVELOPMENT WORK and the ERICSSON SUPPORT WORK will be collectively designated "WORK".

         1.2. The terms capitalised and in bold face will have the meaning set forth in this SCDA or the GCDA unless the context obviously requires otherwise. If defined in both, the meaning set forth in this SCDA will prevail.

         1.3. The terms and conditions of this SCDA will apply to any WORK performed by either party, unless otherwise agreed in writing. General Purchasing Conditions of either party, even if attached to any PURCHASE ORDER, will not apply to any WORK.

         1.4. The term of this SCDA ("TERM") will be a period, beginning upon its execution by the parties and terminating on a date two years after a research and development facility is fully operational as required by Section 3.3 below, unless extended as set forth in Section 3.5.4 of this SCDA.

2.       SENIOR REVIEW COMMITTEE

         2.1. The Parties will set up a "SENIOR REVIEW COMMITTEE" to review the DEVELOPMENT WORK and the ERICSSON SUPPORT WORK.

         2.2. Each Party will nominate two members to be its representatives on the SENIOR REVIEW COMMITTEE. Either Party may at any time and from time to time change its

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                  representatives by written notice to the other. Any
                  representative may be represented by a substitute.

         2.3. The SENIOR REVIEW COMMITTEE will be chaired by a chairperson nominated by OZ.


         2.4. The SENIOR REVIEW COMMITTEE will review the progress on the DEVELOPMENT WORK and discuss OZ's future business "roadmap" generally.

         2.5. The SENIOR REVIEW COMMITTEE will meet at least quarterly at reasonable times and places specified by OZ.

         2.6.     The SENIOR REVIEW COMMITTEE will:

                  2.6.1. Ensure the continuous adaptation of the details of this SCDA in order to ensure the implementation of its purpose.

                  2.6.2. Co-ordinate activities under this SCDA with activities of their respective affiliated companies.

                  2.6.3. Co-ordinate activities under this SCDA with the Microcell Group of Companies and any other third parties who are participating with ERICSSON and OZ in any DEVELOPMENT WORK.

                  2.6.4. Agree on case by case basis to a reasonable split of revenues from sales and licensing of the results of the DEVELOPMENT WORK contemplated by Section 3.1.2.

                  2.6.5. Generally, resolve all matters in relation to this SCDA.

         2.7. Meetings may be attended by a reasonable number of other representatives as required to carry out the purpose of this SCDA.

         2.8. Minutes of meetings will be recorded by a secretary designated by the chairperson. The secretary does not have to be a representative and may be from outside the Parties' organisations. Minutes will be circulated and deemed approved if no objection is raised in the month following their circulation to the Parties' representatives by email, fax or hand.

         2.9. The SENIOR REVIEW COMMITTEE may delegate its authority to subcommittees formed for the purpose of any activity carried out pursuant to this SCDA.

3.       DEVELOPMENT WORK

         3.1.     The DEVELOPMENT WORK will consist of the development of:

                  3.1.1.   the ERICSSON iPulse product or

                  3.1.2. work that does not fall within the purview of Section 3.1.1.

         3.2. The DEVELOPMENT WORK to be performed will be identified by OZ and submitted by OZ for review by the SENIOR REVIEW COMMITTEE, which will confirm the applicable

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                  technical specifications, delivery dates, acceptance criteria, estimated costs, and other relevant items. These items will be determined by the SENIOR REVIEW COMMITTEE in good faith. The parties will work in good faith to establish terms of reference for DEVELOPMENT WORK within the budgetary objectives for DEVELOPMENT WORK set forth in Section 3.4 and 3.5.
                  ERICSSON will not refuse a reasonable request by OZ to perform DEVELOPMENT WORK contemplated by Section 3.1 although it is understood that:

                  3.2.1. applications will be consistent with the core strategies of each party;

                  3.2.2.   no less than US$2,000,000 of the US$6,000,000 will be
                           used to develop the iPulse product mentioned in
                           Section 3.1.1 in a manner consistent with the Specific Co-operation and Development Agreement between Ericsson Telecom AB and OZ.COM for communications and link dated February 4, 1999; .

         3.3. Except as otherwise determined by the SENIOR REVIEW COMMITTEE, the DEVELOPMENT WORK will be substantially performed at a fully operational development centre to be established by OZ in the Metropolitan Montreal area. It is understood that some initial work on the iPulse product line will not be performed in the Montreal area development centre and might be assigned to an affiliate of OZ.

         3.4. The prices for DEVELOPMENT WORK will generally be lump sum prices determined by the SENIOR REVIEW COMMITTEE, it being understood that the prices will generally be no higher than the rates generally charged for similar work by similar research and development facilities.

         3.5. In consideration for the DEVELOPMENT WORK, ERICSSON will advance to OZ a total of US$6,000,000 during the TERM as follows:

                  3.5.1. The advances will be made in eight (8) equal instalments of US$750,000, the first instalment payable at closing and subsequently every three (3) months, that is on the 8th day of February, May, August and November, the final payment to be made on August 8, 2002.

                  3.5.2. These advances will be applied by ERICSSON against amounts due for DEVELOPMENT WORK.

                  3.5.3. If the amount due for DEVELOPMENT WORK in any quarter is greater than US$750,000 ERICSSON will pay this amount to OZ and the excess over US$750,000 will be applied to reduce the advance payable in any subsequent quarter.

                  3.5.4. If required, the TERM will be extended until all advances have been applied to payments due for work done, except that no advances will be made by ERICSSON beyond the US$6,000,000 mentioned above. This limitation on advances will not limit ERICSSON's obligation to make payments for agreed DEVELOPMENT WORK beyond the amount of the advances to which ERICSSON has committed in this Section 3.5.4.

         3.6. DEVELOPMENT WORK will be deemed "CONFIDENTIAL INFORMATION" for purposes of Article 16 of the GDCA and the DEVELOPMENT WORK and other activities under this SCDA will be covered by a "Non Disclosure Agreement" between the affiliates of the parties dated February 25, 1998.

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4.       ERICSSON SUPPORT WORK

         4.1. ERICSSON will, as set forth below, generally assist OZ in performing the DEVELOPMENT WORK and establishing itself as a leading supplier of what is generally known as "Third Generation" ("3G") telecommunications technology by:

                  4.1.1. Giving OZ reasonable access to ERICSSON's "W-CDMA" testing and integration laboratory at ERICSSON's facility located at 8400 Decarie Boulevard, Town of Mount Royal, Quebec ("3G LAB");

                  4.1.2. Making available to OZ up to 6,000 hours of assistance of qualified experts for the purpose of assisting OZ in the testing of the DEVELOPMENT WORK and other of its 3G products and the co-ordination of the DEVELOPMENT WORK and other OZ product strategies with ERICSSON's product strategies generally.

         4.2. OZ access to the 3G LAB will be in accordance with ERICSSON standard rates, rules, terms and conditions of access reasonably established by ERICSSON and communicated to OZ from time to time via the SENIOR REVIEW COMMITTEE. The standard access charge will not, however, be charged for the first 300 hours of this access.

5.       NO SOLICITATION OF EMPLOYEES

         During the TERM, neither party (the "RECRUITING PARTY") will, directly or indirectly, (i) hire any employee of the other (the "EMPLOYER") or
         (ii) otherwise recruit any such employee to become an employee of, or a consultant to, the RECRUITING PARTY, without the other's express written consent. This restriction will also apply to the recruiting of persons who have been employees of the EMPLOYER who are normally resident in Canada and who are temporarily on an expatriate contract with a company within the EMPLOYER's group of companies. Any contemplated hiring or recruiting affected by this clause will be submitted to the SENIOR REVIEW COMMITTEE for review and approval.

6.       INTELLECTUAL PROPERTY

         6.1. In the case of DEVELOPMENT WORK contemplated by Section 3.1.1, Intellectual property rights will be determined as set forth in the GCDA.

         6.2. In the case of DEVELOPMENT WORK contemplated by 3.1.2, the rules set forth in the GCDA will be modified as follows:

                  6.2.1. Except as otherwise agreed by the SENIOR REVIEW COMMITTEE, the deliverables from the DEVELOPMENT WORK will include periodic consulting reports and showcase applications, which will be pilot applications demonstrating potential commercial uses of the Third Generation platform being promoted by ERICSSON but will not include any transfer of technology, including any technology that may come into existence as part of the DEVELOPMENT WORK. ERICSSON will own the copyrights and rights of publication of any consulting reports, the right to use and perform the DEVELOPMENT WORK and any necessary license to OZ technology required to enable ERICSSON'S use

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                           of the DEVELOPMENT WORK (on a royalty free basis
                           unless otherwise agreed by the SENIOR REVIEW
                           COMMITTEE).

                  6.2.2. Notwithstanding Article 4.7 of the GCDA (and unless otherwise decided by the SENIOR REVIEW COMMITTEE), OZ will retain all rights to industrial and intellectual property rights including any patent rights, know how, copyrights (except with respect to consulting reports), design rights, rights to circuit patterns in semiconductor products, technical documentation and any other industrial and intellectual property rights included therein which have been created by OZ (or its affiliates or subcontractors) under this SCDA, or have been acquired in connection with the DEVELOPMENT WORK although ERICSSON will retain any industrial and intellectual property rights inherent in the ERICSSON SUPPORT WORK.

                  6.2.3. ERICSSON will assist in preparing and signing such documents as may be necessary to enable OZ or OZ.COM, to be registered as holder of patents or other industrial and intellectual property rights. Reasonable compensation will be paid for such assistance.

                  6.2.4. Both parties will maintain ownership of any background technology that they contribute to the DEVELOPMENT WORK. These technology contributions in will be reviewed by the SENIOR REVIEW Committee when its draws up the specifications for DEVELOPMENT WORK and periodically thereafter so that the Parties' may delineate respective intellectual property rights in good faith.

7.       NOTICES

8. Except as otherwise determined by the SENIOR REVIEW COMMITTEE, notices will be given as set forth in the GDCA to the persons indicated in Schedule A.

9.       DISPUTES

         9.1. The Parties will use their best efforts to resolve any disputes.

         9.2. Any disputes will first be submitted to the SENIOR REVIEW COMMITTEE for discussion and resolution. The SENIOR REVIEW COMMITTEE will discuss the dispute in good faith appointing, if deemed useful by any representative, experts (who may be third-parties) to examine the relevant facts and to report to the SENIOR REVIEW COMMITTEE.

         9.3. If, in the opinion of any Party, the SENIOR REVIEW COMMITTEE is unable to resolve a dispute in a fair and expeditious manner, any representative may demand in writing the matter be submitted to final and binding arbitration in accordance with the rules set forth in the Quebec Code of Civil Procedure. The arbitration will take place in Montreal and will be conducted in English.

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10.      CHOICE OF LAW

11. This SCDA will be governed by the law in effect in the Province of Quebec. When the provisions of the GCDA are applied by reference in accordance with Section 1.1, they will be interpreted in a manner consistent with Swedish law.


ERICSSON CANADA INC.                          (3044016 NOVA SCOTIA COMPANY).




/s/ DAVID WILLIAMS, General Counsel           /s/ GUNNAR THORODSSEN
------------------------------------          ----------------------------------
By:                                           By:

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                                   SCHEDULE A
                                     NOTICES


Commercial matters

ERICSSON

Address: ERICSSON Canada Inc.
8400 Decarie Blvd.
Town of Mount Royal, Quebec
H4P 2N2 Canada
Attention: General Counsel
Telephone: _____________________
E-mail: ______________________

OZ
Name: Robert G. Quinn
Address: OZ.COM
Snorrabraut 54
105 Reykjavik
Iceland
Telephone: +354 535 0000
E-mail: bob@OZ.is

Technical matters

ERICSSON

Address: _______________________

____________________________

____________________________
Attention: General Counsel
Telephone: _____________________
E-mail: ________________________


OZ

Name: Kjartan Emilsson
Address: OZ.COM
Snorrabraut 54
105 Reykjavik
Iceland
Telephone: +354 535 0000
E-mail: kjartan@OZ.is